UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2026

SATELLOGIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41247	98-1845974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Delburg Street
Davidson, NC28036
(Address of Principal Executive Offices, and Zip Code)

(704) 802-2041
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SATL	The Nasdaq Capital Market
Warrants	SATLW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2026, Satellogic Inc. (the “Company”) and Rick Dunn mutually agreed that Mr. Dunn will step down as the Company’s Chief Financial Officer at the conclusion of a transition period agreed between Mr. Dunn and the Company. The Company has commenced a search for a successor, and Mr. Dunn will continue to serve in his current capacity during the transition period to facilitate an orderly transition of his duties and responsibilities.

Emiliano Kargieman, CEO and Co-Founder of Satellogic said, “On behalf of the Board and the entire Satellogic team, I want to thank Rick for his seven years of leadership and dedicated service to the Company. His contributions have been instrumental to our growth and progress, and we are grateful for his partnership and commitment throughout his tenure. Rick was instrumental navigating Satellogic from a private company to its now Nasdaq Listed public company status and leaves Satellogic in its strongest financial position in corporate history. He is a long-standing partner and shareholder, and will remain through the transition period to ensure a seamless handoff. Consistent with the message we shared on our first-quarter earnings call in May, the fundamentals of our business have never been better, anchored by revenue momentum, operating leverage, a strong balance sheet & a fully funded technology roadmap. We wish Rick all the best in his next chapter.”

In connection with the foregoing, the Company and Mr. Dunn entered into a Letter Agreement, dated June 8, 2026 (the “Letter Agreement”), which memorializes the terms of Mr. Dunn’s departure from the Company. Mr. Dunn will receive severance benefits consistent with those previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 23, 2026. Specifically, upon his departure, Mr. Dunn will be entitled to receive: (i) six months of base salary continuation, (ii) payment of COBRA expenses for six months, and (iii) full acceleration of all outstanding restricted stock unit awards. Mr. Dunn will execute a customary release of claims, and will also be subject to customary restrictive covenants as set forth in the Letter Agreement. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

SATELLOGIC INC.

By:	/s/ Emiliano Kargieman
Name:	Emiliano Kargieman
Title:	Chief Executive Officer